Item 1-4.   Not Applicable

Item 5.      Other Events

The Registrant closed four acquisitions during the period beginning June 1, 1994 and ending October 26, 1994. None of these transactions was material. Each is described below.

On June 1, 1994, the Registrant acquired certain assets and liabilities of Yes Check Services, Inc. (hereinafter "Yes Check"). These assets and liabilities were purchased directly from Yes Check. The assets and liabilities are used in a Chicago-based check guarantee business.

Effective September 2, 1994, the Registrant acquired a Chicago-based check guarantee business through the purchase of all of the capital stock of Mercantile Systems, Inc. (hereinafter "Mercantile"). The stock was purchased from the individual shareholders of Mercantile, a group of approximately 13 persons.

On July 15, 1994, the Registrant acquired substantially all of the assets and liabilities of Lytec Systems, Inc. (hereinafter "Lytec"), a Salt Lake City, Utah-based physician and dental practice management software development company. The assets and liabilities were bought by the Registrant from Lytec.

Effective October 26, 1994, the Registrant acquired all of the capital stock of Zadall Systems Group, Inc. (hereinafter "Zadall"), a Vancouver, British Columbia-based pharmacy and dental practice management software development company. The stock was purchased from the individual shareholders of Zadall. The principal shareholders were Barry Guld and Mark Lyle.

The aggregate price paid for these acquisitions was $36,177,000 plus future earn-out payments required for both the Yes Check and Lytec transactions. These subsequent payments are not estimable at this time. Cash from internally generated funds was used to finance $33,171,000 of the purchase price and non-negotiable installment notes in the amount of $3,006,000, payable over 3 years, were issued to finance the remainder. The net value of the tangible assets acquired was $3,096,000 creating an excess of cost over tangible assets acquired of $33,081,000.



Item 6.       Not Applicable

Item 7.       Financial Statements and Exhibits

The following financial statements, pro forma financial information and exhibits are filed as part of this report.

        (a) Financial Statements for a substantial majority of the businesses acquired.

                (1) Yes Check Services, Inc. Combined Balance Sheet, Income Statement, Statement of Cash Flows, related notes and accompanying auditor's report for the eleven month period ended December 31, 1993.


                (2) Yes Check, Inc. unaudited interim financial statements for the period January 1, 1994 to May 31, 1994.

                (3) Mercantile Systems, Inc. Balance Sheets, Income Statements, Statements of Cash Flows, related notes and accompanying auditor's report for the years ended December 31, 1993 and 1992.

                (4) Mercantile Systems, Inc. unaudited interim financial statements for the period January 1, 1994 to May 31, 1994.


        (b)    Pro Forma Financial Information.

                (1) Unaudited Pro Forma Condensed Consolidated Balance Sheet as of August 31, 1994.

                (2) Unaudited Pro Forma Condensed Consolidated Income Statement for the fiscal year ended May 31, 1994.

                (3) Unaudited Pro Forma Condensed Consolidated Income Statement for the three months ended August 31, 1994.

                (3) Notes to Unaudited Pro Forma Condensed Consolidated Statements.


        (c)     Exhibits.

                (1)     Exhibit 23-A     Consent of Arthur Andersen & Co.

                (2)     Exhibit 23-B     Consent of KPMG Peat Marwick


Item 8.         Not Applicable

                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           NATIONAL DATA CORPORATION


                                           By:   /s/  Jerry W. Braxton
                                            ________________________

                                                Jerry W. Braxton
                                                Chief Financial Officer


Dated:  May 23, 1995

KPMG  Peat Marwick

   Certified Public Accountants

          Peat Marwick Plaza
          303 East Wacker Drive
          Chicago, IL 60601-9973


Independent Auditors' Report




The Boards of Directors
Yes Check Services, Inc.
and Select Check, Inc.:


We have audited the accompanying combined balance sheets of Yes Check Services, Inc. and Select Check, Inc. as of December 31, 1993 and the related combined statements of operations and cash flows for the period from February 1, 1993, date of inception, through December 31, 1993. These combined financial statements are the responsibility of the management of Yes Check Services, Inc. and Select Check, Inc. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Yes Check Services, Inc. and Select Check, Inc. as of December 31, 1993 and the combined results of their operations and their cash flows for the period from February 1, 1993 through December 31, 1993, in conformity with generally accepted accounting principles.

The accompanying combined financial statements have been prepared assuming that Yes Check Services, Inc. and Select Check, Inc. will continue as going concerns. As discussed in note 7 to the financial statements, the 1993 loss from operations and the net capital deficiency raise substantial doubt about the combined entities' ability to continue as going concerns. Management's plans with regard to these matters are also described in note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ KPMG Peat Marwick


March 18, 1994

YES CHECK SERVICES, INC. AND SELECT CHECK, INC.
Combined Balance Sheet

December 31, 1993
                                  Assets
________________________________________________________________________________
Current assets:
  Cash                                                     $      99,747
  Accounts receivable, net of allowance for doubtful
    accounts of $74,608                                          655,987
  Claims receivable, net of allowance for doubtful
    accounts of $ 1,909,801                                      112,857
  Prepaid expenses                                               145,862
________________________________________________________________________________
 Total current assets                                          1,014,453
________________________________________________________________________________
Furniture, fixtures, and equipment                               704,788
Less accumulated depreciation                                    157,281
________________________________________________________________________________
Furniture, fixtures, and equipment, net                          547,507
Intangible assets, net of accumulated amortization            20,166,441
________________________________________________________________________________
                                                             $21,728,401

              Liabilities and Common Stockholder's Equity
________________________________________________________________________________
Current liabilities:
  Accounts payable                                              219,361
  Due to affiliates                                               5,667
  Current portion of capital lease obligation                    92,628
  Accrued merchant claims                                       357,384
  Accrued interest                                            1,447,622
  Other accrued expenses                                         49,277
  Notes payable                                              41,817,747
________________________________________________________________________________
Total current liabilities                                    43,989,686

Long-term portion of capital lease obligation                    68,271
________________________________________________________________________________
Total liabilities                                            44,057,957

Common stockholder's equity (deficit):
  Yes Check Services, Inc., common stock, $.01 par value;
    100 shares authorized, issued, and outstanding                    1
  Select Check, Inc., common stock, $.01 par value;
    100 shares authorized, issued, and outstanding                    1
        Additional paid in capital                               99,998
        Accumulated deficit                                 (22,429,556)
________________________________________________________________________________
Total common stockholder's equity (deficit)                 (22,329,556)
________________________________________________________________________________
                                                            $21,728,401
________________________________________________________________________________

See accompanying notes to combined financial statements.

YES CHECK SERVICES, INC. AND SELECT CHECK, INC.

Combined Statement of Operations

Eleven months ended December 31, 1993

_________________________________________________________________________

Net revenues                                             $ 7,285,094
Net claim expense                                          2,826,104
_________________________________________________________________________
Gross Profit                                               4,458,990

General and administrative expenses                        2,053,337
_________________________________________________________________________

Earnings from operations before depreciation and
   amortization of goodwill and intangible assets          2,405,653

Depreciation and amortization of goodwill
   and intangible assets                                  21,648,115
_________________________________________________________________________

Earnings from operations after amortization of goodwill
        and intangible assets                            (19,242,462)

Interest expense                                          (3,187,094)
_________________________________________________________________________

Net Income (loss)                                        (22,429,556)

Retained earnings at February 1, 1993                             -
_________________________________________________________________________

Retained earnings at December 31, 1993                  ($22,429,556)
_________________________________________________________________________

See accompanying notes to combined financial statements

YES CHECK SERVICES, INC. AND SELECT CHECK, INC.

Combined Statement of Cash Flows

Eleven months ended December 31, 1993


Cash flows from operating activities:
   Net income (loss)                                   ($22,429,556)
   Adjustments to reconcile net income to net cash
      provided by operating activities:
           Depreciation and amortization                 21,648,115
           Changes in assets and liabilities:
                Increase in accounts receivable, net       (655,987)
                Increase in claims receivable, net         (112,857)
                Increase in prepaid expense                (145,862)
                Increase in accounts payable                219,361
                Increase in due to affiliates                 5,667
                Increase in accrued expenses                 49,277
                Increase in accrued merchant claims         357,384
                Increase in accrued interest              1,447,622
                                                         ----------
   Net cash provided by operating activities                383,164

Net cash used in investing activities:
   Acquisition of certain assets of the Yes Check
      Division of Cherry Payment Systems, Inc.             (100,000)
   Acquisition of furniture, fixtures and equipment        (119,079)
                                                         ----------
   Net cash used in investing activities                   (219,079)

Cash flows from financing activities:
   Decrease in obligation under capital lease               (82,085)
   Repayment of notes payable                               (82,253)
   Issuance of common stock                                 100,000
                                                         ----------
   Net cash provided by financing activities                (64,338)

Net increase in cash                                         99,747
Cash at February 1, 1993, date of inception                     -
                                                         ----------
Cash at December 31, 1993                                   $99,747
                                                         ----------

Supplemental disclosures of cash flow information:
       Cash paid during the year for:
              Interest                                   $1,717,747
              Income taxes                                     -
                                                         ----------

See accompanying notes to combined financial statements.

YES CHECK SERVICES, INC. AND SELECT CHECK, INC.

Notes to Combined Financial Statements

December 31, 1993

( 1 ) Summary of Significant Accounting Policies

  (a) Principles of Combination

The combined financial statements include the accounts of Yes Check Services, Inc. and Select Check, Inc. Yes Check Services, Inc. was incorporated in Iowa on December 31, 1992 for the purpose of acquiring certain assets of the Yes Check Division of Cherry Payment Systems, Inc. for $100,000 in cash, issuance of $41,900,000 of senior subordinated notes, and assumption of a $236,515 capital lease obligation. Select Check, Inc. was formed in March 1993. Yes Check Services, Inc. and Select Check, Inc. (collectively "the Company") provide check guarantee services at point-of-sale primarily to small and medium size merchants located throughout the United States.

  (b) Furniture, Fixtures, and Equipment

Furniture, fixtures, and equipment are stated at cost. Depreciation on furniture, fixtures, and equipment is computed on a straight-line basis over the estimated useful lives of the assets.

  (c) Prepaid Expenses

Prepaid expenses consist primarily of prepaid sales commissions. Prepaid sales commissions are amortized on a straight-line basis over the term of the service contract, typically one year.

  (d) Intangible Assets

Intangible assets consist of the value of the Company's merchant customer base and its credit database. The merchant customer base and the credit database are being amortized on a straight-line basis over periods of 6 and 7 years, respectively.

  (e) Income Taxes

The Company has elected subchapter S corporation status with the Internal Revenue Service under Section 1362 of the Internal Revenue Code. As a result, virtually all of the Company's income, deductions, and credits are passed through to the Company's sole shareholder for Federal income tax purposes. State and local tax jurisdictions do not uniformly recognize S corporation status. Accordingly, the Company will continue to be liable for state and local income taxes in certain of these jurisdictions.


(2) Related-party Transactions

Select Insurance Associates, Ltd., an affiliate, markets the Company's check guarantee services. Amounts due from Select Insurance Associates, Ltd. at December 31, 1993 amounted to approximately $17,000.


The Company rents office space from Illinois Capital Group, Inc., an affiliate, on a month-to-month basis at a rate of approximately $8,000 per month. Management believes that these rentals are comparable with rentals which could be negotiated with third parties on an arm's length basis. Amounts due to Illinois Capital Group amounted to approximately $8,300 at December 31, 1993.


(3) Furniture, Fixtures, and Equipment

Furniture, fixtures, and equipment consists primarily of office furniture, office equipment, computer software, and computer equipment. The computer equipment is being leased under a capital lease through August 1995 and is carried at a cost of $211,000 with accumulated depreciation of $59,526 at December 31, 1993.

( 4 ) Intangible Assets

In connection with the Company's acquisition of certain assets of the Yes Check Division of Cherry Payment Systems, Inc. (Cherry), the excess of the purchase price over the fair value of net tangible assets acquired amounted to $41,650,806, of which $36,000,000 was attributed to the value of the Company's merchant customer base, and the remaining $5,650,806 was attributed to the database of credit history compiled by the Company. During 1993, the Company wrote off $18,000,000 relating to the merchant customer base after management determined that the value of this intangible asset was significantly impaired as a result of various actions by Cherry which occurred prior to the acquisition.


( 5 ) Notes Payable

Notes payable as of December 31, 1993 consist of the following:

        Senior Subordinated Promissory Note
          bearing simple interest at 18%          $   4,817,747

        Senior Subordinated Promissory Note
         bearing simple interest at 7%            $  37,000,000
                                                  -------------
        Notes payable                             $  41,817,747

Combined monthly principal and interest payments on the notes amount to $300,000 through February 1, 1994, $400,000 through February 1, 1995, and $500,000 thereafter, until fully paid. All of the Company's stock has been pledged as security for the notes payable. Since October 1993, the Company has failed to make the required principal and interest payments on the notes as they came due, and remains in default under the terms of the notes as of December 31, 1993. As a result, the notes payable have been classified as current liabilities in the financial statements.


(6) Lease Commitments

The Company leases certain computer equipment through capital leases. Future minimum lease capital lease payments as of December 31, 1993 are as follows:

   Year Ending December 31,
                                    1994     $ 107,124
                                    1995        71,416
                                             ----------
        Total Minimum Lease Payments         $ 178,540

        Less amount representing interest      (17,641)
                                             ----------
        Present Value of net minimum
          capital lease payments               160,899

        Less current installments of
        obligations under capital leases       (92,628)
                                             -----------
        Obligations under capital leases,
         excluding current installments       $ 68,271

(7) Liquidity

During 1993, the Company incurred net losses of $22,429,556.    At December 31,
1993 the Company's current and total liabilities significantly exceeded its current and total assets. These conditions indicate that the Company may experience difficulty in meeting its obligations to its existing single debt holder. Except for the obligation to such single debt holder, the Company has sufficient operating cash flow to meet all its other obligations in a timely manner.

Management is currently attempting to sell the business. In the event it is unsuccessful in selling the business, management intends to negotiate a recapitalization of the Company with its single debt holder.

YES CHECK SERVICES, INC. AND SELECT CHECK, INC.

Unaudited Interim Combined Statement of Operations

For the five months ended May 31, 1994




Net revenues                                             $2,903,285
Net claim expense                                           889,817
                                                        -----------
Gross profit                                              2,013,468

General and administrative expenses                       1,222,301
                                                        -----------
Earnings from operations before depreciation and
   amortization of goodwill and intangibles                 791,167

Depreciation and amortization of goodwill and
    intangible assets                                     1,661,356
                                                        -----------
Earnings from operations after amortization
   of goodwill and intangibles                             (870,189)

Interest expense                                         (1,435,912)
                                                        -----------
Income (loss) from operations                            (2,306,101)
Provision for income taxes                                      -

Net Income                                              ($2,306,101)
                                                        -----------

YES CHECK SERVICES, INC. AND SELECT CHECK, INC.

Unaudited Interim Combined Statement of Cash Flows

Five months ended May 31, 1994


Cash flows from operating activities:
   Net income (loss)                                     ($2,306,101)
   Adjustments to reconcile net income to net cash
      provided by operating activities:
           Depreciation and amortization                   1,661,740
           Changes in assets and liabilities:
                Decrease in accounts receivable, net          79,113
                Decrease in claims receivable, net            45,243
                Increase in prepaid expense                  (75,159)
                Decrease in accounts payable                 (53,224)
                Decrease in due to affiliates                 (4,999)
                Increase in accrued expenses                   1,990
                Decrease in accrued merchant claims         (189,013)
                Increase in accrued interest                 929,797
                                                          -----------
   Net cash provided by operating activities                  89,387

Net cash used in investing activities:
   Acquisition of furniture, fixtures and equipment          (38,009)
                                                          -----------
   Net cash used in investing activities                     (38,009)

Cash flows from financing activities:
   Decrease in obligation under capital lease                (37,240)
                                                          -----------
   Net cash provided by financing activities                 (37,240)

Net increase in cash                                          14,138
Cash at January 1, 1994                                       99,747
                                                          -----------
Cash at May 31, 1994                                        $113,885
                                                          ===========
Supplemental disclosures of cash flow information:
       Cash paid during the year for:
              Interest                                      $506,115
              Income taxes                                      -
                                                          ===========

YES CHECK SERVICES, INC. AND SELECT CHECK, INC.
Unaudited Interim Combined Balance Sheet

May 31, 1994
Assets
________________________________________________________________________________
Current assets:
  Cash                                                     $     113,885
  Accounts receivable, net of allowance for doubtful
    accounts of $74,848                                          576,874
  Claims receivable, net of allowance for doubtful
    accounts of $ 2,975,354                                       67,614
  Prepaid expenses                                               221,021
________________________________________________________________________________
 Total current assets                                            979,394
________________________________________________________________________________
Furniture, fixtures, and equipment                               742,797
Less accumulated depreciation                                    232,278
________________________________________________________________________________
Furniture, fixtures, and equipment, net                          510,519
Intangible assets, net of accumulated amortization            18,579,699
________________________________________________________________________________
                                                             $20,069,612

       Liabilities and Common Stockholder's Equity
________________________________________________________________________________
Current liabilities:
  Accounts payable                                              166,137
  Due to affiliates                                                 668
  Current portion of capital lease obligation                    71,189
  Accrued merchant claims                                       168,371
  Accrued interest                                            2,377,419
  Other accrued expenses                                         51,267
  Notes payable                                              41,817,747
________________________________________________________________________________
Total current liabilities                                    44,652,798

Long-term portion of capital lease obligation                    52,470
________________________________________________________________________________
Total liabilities                                            44,705,268

Common stockholder's equity (deficit):
  Yes Check Services, Inc., common stock, $.01 par value;
    100 shares authorized, issued, and outstanding                    1
  Select Check, Inc., common stock, $.01 par value;
    100 shares authorized, issued, and outstanding                    1
        Additional paid in capital                               99,998
        Accumulated deficit                                 (24,735,656)
________________________________________________________________________________
Total common stockholder's equity (deficit)                 (24,635,656)
________________________________________________________________________________
                                                            $20,069,612
________________________________________________________________________________






ARTHUR ANDERSEN & CO.
 REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of
Mercantile Systems, Inc.:

We have audited the accompanying balance sheets of MERCANTILE SYSTEMS, INC. (an Illinois corporation) as of December 31, 1993 and 1992, and the related statements of operations, direct expenses, operating expenses, shareholder's investment and cash flows as restated (see Note 8) for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mercantile Systems, Inc. as of December 31, 1993 and 1992, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



/s/ Arthur Andersen & Co.
ARTHUR ANDERSEN & CO.

Chicago, Illinois,
March 4, 1994

                                                      Exhibit 1
MERCANTILE SYSTEMS, INC.
BALANCE SHEETS
AS OF DECEMBER 31, 1993 AND 1992

         ASSETS                                1993        1992

CURRENT ASSETS:
    Cash                                      $61,752     $92,315
    Warranty claims (Notes 1 and 8)         1,378,334   1,231,575
    Accounts receivable (Notes 1 and 2)       910,465     745,041
    Prepaid expenses and other                 66,096      40,066
                                           ----------  ----------
         Total current assets               2,416,647   2,108,997

PROPERTY AND EQUIPMENT (Note 1):
    Office furniture and equipment            534,335     532,678
    Data processing equipment               2,181,023   2,266,067
    Transportation equipment                      -         4,872
    Leasehold improvements                    163,151     162,950
                                           ----------  ----------
                                            2,878,509   2,966,567
     Less: Accumulated depreciation and
           amortization                     2,092,820   1,778,136
                                           ----------  ----------
         Property and equipment, net          785,689   1,188,431

DEFERRED INCOME TAX ASSET (Note 7)            300,000         -
                                           ----------  ----------
                                          $ 3,502,336  $3,297,428
                                           ----------  ----------

         LIABILITIES

CURRENT LIABILITIES:
    Note payable (Note 2)                    $857,800    $949,000
    Current maturities of long-term
       debt (Note 4)                          228,869   1,117,774
    Accounts payable -
            Merchant                          682,000     587,352
            Trade                             118,179     124,440
    Deposits payable                              -        88,605
    Accrued expenses -
            Anticipated claims (Note 8)       581,000     581,000
            Payroll and commissions           175,266     130,978
            Other                              40,238     100,117
                                           ----------  ----------
         Total current liabilities          2,683,352   3,679,266

LONG-TERM DEBT, less current
   maturities (Note 4)                      2,007,343   1,401,969

SHAREHOLDER'S INVESTMENT
   (Exhibit 3 and Notes 6 and 8)           (1,188,359) (1,783,807)
                                           ----------  ----------
                                          $ 3,502,336  $3,297,428
                                           ----------  ----------

The accompanying notes are an integral parts of these balance sheets.

                                                                Exhibit 2
MERCANTILE SYSTEMS, INC.

STATEMENTS OF SHAREHOLDERS' INVESTMENT
FOR THE YEARS ENDED DECEMBER 31, 1993 AND 1992


                                     Common Stock - -
                                     2,000,000 Shares
                                     Authorized
                                   --------------------
                                               $0.001    Additional Retained         Total
                                      Shares    Par       Paid-in   Earnings      Shareholders'
                                      Issued    Value     Capital   (Deficit)     Investment
                                      ------    -----     -------   ---------     -----------
Shareholders' Investment,
 December 31, 1991                  1,001,000   $1,001    $26,158   ($1,833,997)  ($1,806,838)

   Prior period
     adjustment (Note 8)                   -        -          -      ($267,000)    ($267,000)
                                    ---------   -------  --------   ------------  ------------
Shareholders' Investment,
 December 31, 1991, as restated     1,001,000   $1,001    $26,158   (2,100,997)   ($2,073,838)

   Sale of stock (Note 6)              86,667      $87   $129,914        -           $130,001
   Conversion of subordinated
     debentures (Note 6)              159,246     $159   $238,531        -           $238,690
   Net loss for the
     year (Exhibit 3)                       -        -          -     ($78,660)      ($78,660)
                                    ---------   -------  --------   ------------  ------------
Shareholders' Investment,
 December 31, 1992                  1,246,913   $1,247   $394,603   ($2,179,657)   ($1,783,807)

   Issuance of stock (Note 6)           5,000       $5     $7,495        -              $7,500
   Exercise of stock
     option (Note 6)                   50,000      $50         -         -                 $50
   Net income for the
     year (Exhibit 3)                      -         -         -       $587,898       $587,898
                                    ---------   -------  --------   ------------  ------------
Shareholders' Investment,
 December 31, 1993                  1,301,913   $1,302   $402,098   ($1,591,759)   ($1,188,359)
                                    ---------   -------  --------   ------------  ------------


The accompanying notes are an integral part of these statements.


                                                      Exhibit 3
MERCANTILE SYSTEMS, INC.
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 1993 AND 1992


                                                       1993         1992
GROSS REVENUES  (Note 1):
   Commission income                              $8,733,125   $6,587,235
   Interest income                                    25,142       41,348
   Discount income                                       -         14,632
   Affiliation fees                                  170,520      235,347
   Service charges                                   775,098      560,363
   P.O.S. equipment sales                             51,874        6,033
                                                  ----------   ----------
         Total gross revenues                     $9,755,759   $7,444,958

   Less:  Warranty claim losses and provisions for
          doubtful accounts, net of recoveries     4,275,256    2,756,836
                                                  ----------   ----------
         Net revenues                              5,480,503    4,688,122

DIRECT EXPENSES (Exhibit 4)                        2,157,939    1,910,551

OPERATING EXPENSES (Exhibit 5)                     2,748,607    2,534,572
                                                  ----------   ----------
         Total expenses                            4,906,546    4,445,123

INTEREST EXPENSE                                     321,388      372,204
                                                  ----------   ----------
         Income (loss) from operations               252,569     (129,205)

OTHER (INCOME) EXPENSE, net                           31,135      (20,044)

CREDIT FOR INCOME TAXES                             (300,000)         -
                                                  ----------   ----------
         Net income (loss) for the year from         521,434     (109,161)
             continuing operations

GAIN FROM DISCONTINUED INSTANT CREDIT
    OPERATIONS  (Note 4)                              66,464       30,501
                                                  ----------   ----------
NET INCOME (LOSS) FOR THE YEAR                      $587,898     ($78,660)
                                                  ----------   ----------


The accompanying notes and Exhibits 4 and 5 are integral parts of these statements.

                                                      Exhibit 4
MERCANTILE SYSTEMS, INC.

STATEMENTS OF DIRECT EXPENSES
FOR THE YEARS ENDED DECEMBER 31, 1993 AND 1992


                                                       1993      1992
DIRECT EXPENSES:
         Salaries -
            Merchant services                        $83,799       $84,423
            Collections                              416,675       330,012
            Authorizations                           220,328       191,776
            Data processing                          100,574       101,684
            Financial services                       144,748       127,891
         Telephone and P.O.S.                        526,320       454,730
         Postage                                     128,556       130,533
         Credit bureau service fees and other        145,897       140,264
         Payroll taxes                               178,368       143,279
         Printing                                     56,720        66,462
         Data processing -
            Lease                                     77,240        78,795
            Programming                                2,371         1,950
            Maintenance and supplies                  43,152        27,762
         Collection                                   21,191        18,990
         Telephone lease                              12,000        12,000
                                                  ----------    ----------
                  Total direct expense            $2,157,939    $1,910,551
                                                  ==========    ==========

                                                   Exhibit 5
MERCANTILE SYSTEMS, INC.

STATEMENTS OF OPERATING EXPENSES
FOR THE YEARS ENDED DECEMBER 31, 1993 AND 1992



                                                    1993       1992
SELLING EXPENSES:
      Commissions                                $949,538    $671,214
      Salaries                                    294,772     274,692
      Advertising and promotion                     6,916      15,654
      Shows and exhibits                           26,925      15,709
      Recruitment and training - sales agents       9,117       3,451
                                                ---------    --------
               Total selling expenses           1,287,268     980,720


GENERAL AND ADMINISTRATIVE EXPENSES:
      Salaries                                    535,062     533,136
      Depreciation and amortization               396,596     467,962
      Rent and utilities                          121,303     137,087
      Professional fees                            52,488      58,831
      Group health insurance                      104,597     106,211
      Bank charges                                 62,461      38,930
      Freight and delivery                         17,950      25,327
      Office supplies                              32,901      39,556
      Recruiting                                    2,207         680
      Repairs and maintenance                      56,326      60,554
      General insurance                            25,703      29,649
      Director fees                                 7,500      12,250
      Dues, subscriptions and donations            12,872       6,374
      Real estate taxes and C.A.M charges               -       3,953
      Seminars and conventions                      3,701       2,919
      Employee welfare                             13,616      12,373
      Officers' life insurance                     10,170      13,842
      Other                                         5,886       4,218
          Total general and                    ----------   ---------
            administrative expenses             1,461,339   1,553,852

               Total operating expenses        $2,748,607  $2,534,572
                                               ==========  ==========

                                                     Exhibit 6
MERCANTILE SYSTEMS, INC.

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1993 AND 1992

                                                       1993     1992
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss) for the year from continuing
    operations (Exhibit 3)                         $521,434  ($109,161)
 Adjustments to reconcile net income (loss) from
  continuing operations to net cash provided by
  operating activities -
    Net cash flows from
      discontinued operations                        66,464     30,501
    Depreciation and amortization                   396,596    467,962
    Deferred income tax asset                      (300,000)      -
    Gain on sale of property and equipment          (51,414)      -
    Issuance of common stock                          7,500       -
    Exercise of stock option                             50       -
    Changes in operating assets and liabilities -
          Warranty claims                          (146,759)   (56,477)
          Accounts receivable                      (165,424)   (18,339)
          Prepaid expenses and other                (26,030)    18,209
          Refundable income taxes                       -        7,179
          Accounts payable                           88,387   (147,363)
          Deposits payable                          (88,605)     2,835
          Accrued expenses                          (15,591)   (19,085)
  Cash flows from discontinued operations                -     178,086
                                                   ---------  ---------
Net cash provided by operating activities           286,608    354,347

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment               (38,294)   (36,147)
  Proceeds from the sale of property and equipment   95,854       -
                                                   ---------  ---------
Net cash provided by (used in)                       57,560    (36,147)
    investing activities

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of debentures
      and notes payable                              20,388    356,129
  Net payments on bank note payable                 (91,200)  (350,000)
  Payments on the principal of
      debentures payable                           (123,153)  (210,095)
  Payments on the principal of other debt          (180,766)  (168,665)
  Proceed from the sale of common stock                 -      130,001
                                                   ---------  ---------
Net cash used in financing activities              (374,731)  (242,630)

NET INCREASE (DECREASE) IN CASH FOR THE YEAR        (30,563)    75,570

CASH, beginning of the year                          92,315     16,745
                                                   ---------  ---------
CASH, end of the year                               $61,752    $92,315
                                                   ---------  ---------

SUPPLEMENTAL CASH FLOW DATA:
    Cash paid during the year for interest         $362,005   $400,275

    Exchange of debentures for shares of
         common stock                                   -     $238,690
                                                   ---------  ---------

The accompanying notes are an integral part of these statements

MERCANTILE SYSTEMS. INC.


NOTES TO FINANCIAL STATEMENTS
DECEMBER 31. 1993 AND 1992



1. BUSINESS--ACCOUNTING POLICIES:

The Company provides check-guarantee services to companies and individuals operating in automotive, car repair and retail businesses throughout the United States. Significant accounting policies of the Company are as follows:

Revenues

Commission income is based on a percentage of the dollar amount of each check guaranteed. Service charges are received on all checks for which the Company is required to reimburse the merchant for each warranty claim presented. Interest income relates to interest earned from finance charges on outstanding accounts receivable. Affiliation fees are derived annually from merchants who utilize the check-guarantee service.

Warranty Claims

Warranty claims represent amounts owed to the Company by individuals for checks they wrote to merchants which were guaranteed by the Company and were not honored by the bank when presented. These claims are recorded net of anticipated losses.

Accounts Receivable

Accounts receivable of the Company at December 31, 1993 and 1992, consist of the following:


                                                   1993             1992

           Merchants                              $947,590        $713,886
           Private label cards                       4,979          79,488
           Other                                       -            10,218
                                               ------------      -----------
                                                   952,569         803,592
           Less- Allowance for
             doubtful accounts                      42,104          58,551
                                              --------------     -----------
                                                  $910,465        $745,041
                                              ==============     ===========

Property and Equipment

Property and equipment are stated at cost. The Company provides depreciation and amortization utilizing straight-line and various accelerated methods over the estimated useful lives of the assets, which are as follows:


                        Asset Description               Life

              Office furniture and equipment            7-10 years
              Data processing equipment                 3-7 years
              Transportation equipment                  3 years
              Leasehold improvements                    Lease term

Basis of Presentation

The accompanying financial statements have been prepared on a going-concern basis although, at December 31, 1993, the Company had a stockholder's deficit and had current liabilities and total liabilities which exceeded its current assets and total assets. The financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow from operations, meet its obligations on a timely basis, obtain additional financing or refinancing as is required (Note 2) and, ultimately, attain successful operations.

In the upcoming year, management's plan is to continue to increase check-guarantee volume sales in new and existing markets. New selling techniques, combined with improved authorization techniques started in prior years, will continue to reduce warranty claim losses and allow penetration into new markets with higher profit margins. The Company will continue to emphasize methods to reduce direct costs, interest and selling expenses through a comprehensive cost
reduction program and seek additional equity financing   In addition, the
Company expects to reduce losses through improved collection techniques. As a result of these programs, management believes the Company will continue as a going concern through December 31, 1994.

2. REVOLVING LINE OF CREDIT:

In December, 1991, the Company entered into a financing agreement with a bank. The agreement provides for a revolving line of credit limited to the lesser of $949,000 or 80% of acceptable merchant and private label receivables (as defined), plus up to 25% advance against acceptable warranty claims. Monthly interest payments based upon the outstanding balance were made through December, 1992, at which time the outstanding balance was due. In addition, a $350,000 term loan collateralized by, and limited to, 100% of Instant Credit Service
(ICS) receivables was due and paid in full on December 31, 1992.

Since the expiration of the credit agreement on December 31, 1992, the Company successfully negotiated with its bank to extend the terms of the previous credit agreement through June, 1993, and again through December 31, 1993

At December 31, 1993, the revolver bore annual interest at the bank's prime rate plus 2-1/2% (8.5%), was secured by the assets of the Company and was guaranteed by the majority shareholder.

The Company must also meet certain financial covenants under the terms of the agreements. As of December 31, 1993, the Company was in compliance with, or had received waiver from, the lender for all covenant violations.

Subsequent to year-end, the Company modified and extended its financing agreement through December 31, 1994. Under terms of the modified agreement, the Company is required to make monthly principal payments of $15,625 through February, 1994 (at which time payments based upon the Company's pretax net income are required) and not make monthly debenture payments in excess of $3,000. Also, amounts outstanding bear interest at the bank's prime rate plus 2-1/2%, and new financial covenants consist of maintaining tangible net worth of $550,000 through June 29, 1994, and $700,000 through December 31, 1994, and maintaining a debt to tangible net worth (as defined) of not more than 4:1 through June 29, 1994, and 3.9:1 through December 31, 1994.

3. LONG-TERM DEBT:

Long-term debt of the Company at December 31, 1993 and 1992, consists of the following:

                                                    1993       1992
Installment note payable to a bank,
  secured by equipment,
  interest payable monthly at 8.0%,
  monthly principal
  payments of $2,917 through June, 1993          $     -       $17,500
Subordinated debentures, three-year term,
  due 1994, bearing interest from
  11.00% to 12.00%                                     -     1,048,363
Subordinated debentures (see below)              1,832,606     887,008
Equipment under capital lease obligation,
  $176,249 due annually through July, 1995,
   discounted at an effective
   rate of 11.5%                                   248,662     375,953
Equipment under capital lease obligation,
  $54,300 due annually through March,
  1996, discounted at an effective rate
  of 11.5%                                         104,944     140,919
Shareholder note payable,
  bearing interest at 7%                            50,000      50,000
                                                ------------------------
                                                 2,236,212   2,519,743
Less- Current maturities                           228,869   1,117,774
                                                ------------------------
           Total long-term debt                 $2,007,343  $1,401,969
                                                ========================



The Company issues renewable debentures to individuals and certain shareholders. The debentures bear interest ranging from 7% to 11%. Interest and principal are due upon maturity at various dates. Due to bank restrictions, only $36,000 of principal payments can be made to these debenture holders in 1994. These debentures are unsecured and subordinated to all secured debt of the Company.


4. DISCONTINUED INSTANT CREDIT OPERATIONS:

During 1991, the Company terminated its Instant Credit operations. Instant Credit card applications were not accepted after January, 1991, although charges were approved through April, 1991.

The Instant Credit operations have been accounted for as discontinued operations in the accompanying statements of operations. The Company recorded a gain from discontinued Instant Credit operations of $66,464 and $30,501 at December 31,
1993 and 1992, respectively   Included in these amounts were net revenues of
$66,464 and $100,576; direct expense of $0 and $23,325; operating expenses of $0 and $46,750 at December 31, 1993 and 1992, respectively. There was no tax benefit associated with the loss from discontinued operations.

5. EMPLOYEE BENEFIT PLANS

The Company has a discretionary profit-sharing plan covering all eligible employees. Annual contributions are determined by the Board of Directors. No contribution was made to the plan in 1993 or 1992.

6. SHAREHOLDERS' EQUITY:

In 1993, a director/shareholder exercised his option to acquire 50,000 shares of the Company's stock at book value at the time of purchase. Also, in 1993, all directors were each issued 1,000 shares of common stock valued at $1.50 in lieu of cash for directors' fees.

In 1992, the Company sold 86,667 shares of its common stock for $1.50 per share and the majority shareholder exchanged $238,690 of subordinated debentures for 159,246 shares of common stock.

7. INCOME TAXES:

Effective January 1, 1991, the Company adopted Statement of Financial Accounting Standards No. 109 (FAS 109), "Accounting for Income Taxes," which was issued in February, 1992. There was no cumulative effect of adopting this new accounting principle.

At December 31, 1993, the Company has available for federal income tax purposes cumulative net operating loss carryforwards of approximately $4,100,000. The tax net operating loss carryforwards begin to expire in 2003. As permitted under FAS 109, the Company reflected a valuation allowance for the benefit of the tax net operating loss carryforward in 1992. In 1993, the Company reduced its valuation allowance as a result of current and projected taxable income and a corresponding credit was recorded in the accompanying statement of operations. Differences between financial reporting and federal taxable income relate primarily to the timing of deductions for the provision for bad debts, methods of financial and tax depreciation and the timing of deductions for accrued vacation.

8. ANTICIPATED CLAIMS:

Historically, the Company had not given consideration to unrecognized claims associated with checks which have been guaranteed. In an effort to better match its revenues and associated costs, the Company has accrued the anticipated claims which it estimates will be presented by merchants based upon the volume of checks guaranteed and historical claim data. The effect of recording the anticipated claims at December 31, 1991, has been accounted for as a prior-period adjustment and resulted in a charge to retained earnings of $267,000. An accrued liability for anticipated claims of $581,000 and warranty claims, net of anticipated losses of $314,000, are recorded in the accompanying balance sheets.

 9. LEASES:

The Company has entered into leases for its computer equipment, phone system and office/warehouse facility. Under the terms of the current office and warehouse facility lease, which expires in November, 1997, the Company is responsible for utilities, insurance and maintenance. The Company also has an option to renew for an additional five years at a base rental adjusted for increases in the cost-of-living index. Total expenses under these leases, excluding utilities, insurance and maintenance, for the years ended December 31, 1993 and 1992, were $111,790 and $177,282, respectively.

Future minimum annual lease payments by year are as follows:

                       Year                               Amount
                       1994                             $103,116
                       1995                               90,710
                       1996                               90,710
                       1997                               79,371
                                                         =======

MERCANTILE SYSTEMS, INC.

Unaudited Interim Combined Statement of Operations

For the five months ended May 31, 1994 and 1993




                                             1994            1993

Gross revenues                            $4,061,353      $3,823,784
Less:  Warranty claim provision            1,594,789       1,576,312
---------------------------------------------------------------------
Net revenues                               2,466,564       2,247,472

Direct expenses                              927,057         836,042
Operating expenses                         1,203,547       1,098,737
---------------------------------------------------------------------
Total expenses                             2,130,604       1,934,779

Interest expense                             150,298         139,747

---------------------------------------------------------------------
Net income from operations                   185,662         172,946
Provision for income taxes                      -                -
---------------------------------------------------------------------

Net income                                  $185,662        $172,946
---------------------------------------------------------------------

MERCANTILE SYSTEMS, INC.

UNAUDITED INTERIM BALANCE SHEETS
AS OF MAY 31, 1994 AND 1993

         ASSETS                                1994      1993

CURRENT ASSETS:
    Cash                                     $249,682         -
    Warranty claims                         1,388,338   1,409,466
    Accounts receivable                       873,504     910,329
    Prepaid expenses and other                 68,561     106,638
                                           ----------  -----------
         Total current assets               2,580,085   2,426,433

PROPERTY AND EQUIPMENT
    Office furniture and equipment            534,335     533,261
    Data processing equipment               2,191,888   2,280,201
    Transportation equipment                      -         4,872
    Leasehold improvements                    178,566     163,151
                                           ----------  -----------
                                            2,904,789   2,981,485
Less: Accumulated depreciation and
        amortization                        2,261,820   1,974,636
                                           ----------  -----------
         Property and equipment, net          642,969   1,006,849

DEPOSITS                                       19,198      29,516

DEFERRED INCOME TAX ASSET                     300,000          -
                                           ----------  -----------
                                           $3,542,252  $3,462,798
                                           ----------  -----------

         LIABILITIES

CURRENT LIABILITIES:
    Note payable                             $824,675    $990,667
    Current maturities of long-term debt      242,088   1,064,321
    Accounts payable -
            Merchant                          659,951     663,567
            Trade                              67,903      61,569
    Deposits payable                              -        92,462
    Due to bank                                   -        37,557
    Accrued expenses -
            Anticipated claims                581,000     581,000
            Payroll and commissions           165,313     147,640
            Other                             122,823      81,339
                                           ----------  -----------
         Total current liabilities          2,663,753   3,720,122

LONG-TERM DEBT, less current maturities     1,881,198   1,353,537

SHAREHOLDER'S INVESTMENT                   (1,002,699) (1,610,861)
                                           ----------  -----------
                                           $3,542,252  $3,462,798
                                           ----------  -----------

MERCANTILE SYSTEMS, INC.

UNAUDITED INTERIM STATEMENTS OF CASH FLOWS
FOR THE FIVE MONTHS ENDED MAY 31, 1994 AND 1993

                                                       1994        1993
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                  $185,662    $172,946
  Adjustments to reconcile net income (loss)
      to net cash provided by operating activities -
   Depreciation and amortization                      168,998     196,500
   Changes in operating assets and liabilities -
      Warranty claims                                 (10,004)   (177,891)
      Accounts receivable                              36,961    (165,288)
      Prepaid expenses and other                       (2,465)    (66,572)
      Deposits                                        (19,198)    (29,516)
      Accounts payable                                (72,325)     13,344
      Deposits payable                                    -         3,857
      Accrued expenses                                 72,632      (2,116)
                                                    ----------  ----------
  Net cash provided by operating activities           360,261     (54,736)

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                 (26,280)    (14,918)
                                                    ----------  ----------
  Net cash provided by (used in)
      investing activities                            (26,280)    (14,918)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from issuance of notes payable             -        41,667
  Net payments on bank note payable                   (33,125)        -
  Payments on the principal of debentures payable     (14,494)    (53,235)
  Payments on the principal of other debt             (98,432)    (48,650)
                                                    ----------  ----------
  Net cash used in financing activities              (146,051)    (60,218)

NET INCREASE (DECREASE) IN CASH FOR THE YEAR          187,930    (129,872)

CASH, beginning of the period                          61,752      92,315
                                                    ----------  ----------
CASH, end of the period                              $249,682    ($37,557)
                                                    ----------  ----------

Pro Forma Financial Information (Unaudited)

The following pro forma financial information has been prepared as if the acquisitions transactions reported had taken place on August 31, 1994 for the pro forma condensed consolidated balance sheet and June 1, 1993 for the pro forma condensed consolidated income statement. The pro forma results presented are unaudited and reflect estimates for differences in year end.

All acquisitions have been accounted for using the purchase method. Goodwill and intangibles resulting from these acquisitions will be amortized over periods not exceeding 20 years. The purchase price allocations are estimated at this time. Any adjustments to the purchase price are not expected to be material to the pro forma financial information taken as a whole.

The pro forma financial information is presented for information purposes only and is not necessarily indicative of the operating results that would have occurred had the acquisitions taken place on June 1, 1993, nor are they necessarily indicative of future operations. The pro forma financial information should be read in conjunction with the accompanying notes.

NATIONAL DATA CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AUGUST 31, 1994
(in thousands)

                                        NDC     Acquired
                                     Historical BusinessesPro Forma    Pro Forma
                                     @ 8-31-94  @ 8-31-94 Adjustments  Combined
ASSETS
Current assets:
  Cash and cash equivalents            $30,686      $405  ($23,828)d     $7,263
  Short-term investments                    25     1,059                  1,084
 Accounts receivable- trade, net        36,917     2,533                 39,450
 Accounts receivable- other, net        17,151     1,470                 18,621
  Other current assets                   9,822     1,309                 11,131
                                       -------    -------  -------      -------
      Total current assets              94,601     6,776   (23,828)      77,549

Property and equipment,
  net of depreciation                   34,568     1,265                 35,833
Acquired intangibles and goodwill,net   47,966        72    24,703 c     72,741
Deferred income tax asset                  -         857                    857
Other                                    5,704       232      (193)b      5,743
                                       -------    -------  -------      -------
                                        88,238     2,426    24,510      115,174
                                       -------    -------  -------      -------
Total Assets                          $182,839    $9,202      $682     $192,723
                                       -------    -------  -------      -------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                     $10,308      $936                $11,244
  Notes payable                            -         788      (750)a         38
  Current maturities on long-term debt   1,835       479      (229)a      2,085
  Merchant processing payables          17,733     1,671                 19,404
  Income tax payable                     4,843        20                  4,863
  Deferred revenue                                 1,629                  1,629
  Other current liabilities             16,126     1,080                 17,206
                                       -------    -------  -------      -------
      Total current liabilities         50,845     6,603      (979)      56,469

Mortgage and other long-term debt       11,920     2,459     1,434 a     15,813
Other long-term liabilities              8,216       367                  8,583
                                       -------    -------  -------      -------
      Total liabilities                 70,981     9,429       455       80,865

Stockholders' Equity:
  Common stock                           1,586         1        (1)e      1,587
  Capital in excess of par value        31,162       625      (625)e     31,162
  Retained earnings                     80,550      (853)      853 e     80,550
  Equity adjustments                    (1,440)                          (1,440)
                                       -------    -------  -------      -------
                                       111,858      (227)      227      112,585

Total Liabilities
  and Stockholders' Equity            $182,839    $9,202      $682     $192,723
                                       -------    -------  -------      -------

NATIONAL DATA CORPORATION
PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
FOR THE FISCAL YEAR ENDED MAY 31, 1994
(in thousands except per share data)




                                     NDC
                                  Historical   Acquired
                                 (See Note 1) Businesses  Pro Forma    Pro Forma
                                  @ 5-31-94    @ 5-31-94   Adjustments  Combined

Revenue                           $206,133       $28,306               $234,439

Operating Expenses:
   Cost of Service                 119,264         9,622      1,762 c   130,648
   Sales, general
      and administrative            68,482        14,796                 83,278
                                  --------       --------   --------   --------
                                   187,746        24,418      1,762     213,926

Operating Income                    18,387         3,888     (1,762)     20,513

Other Income (expense):
   Interest and other income         1,489             0                  1,489
   Interest and other expense       (2,517)            0       (672) d   (3,189)
                                  --------       --------   --------   --------
                                    (1,028)            0       (672)     (1,700)

Income before income taxes          17,359         3,888     (2,434)     18,813
Provision for income taxes           6,199           904       (442)      6,661
                                  --------       --------   --------   --------
                  Net Income       $11,160        $2,984    ($1,992)    $12,152
                                  --------       --------   --------   --------

Number of common and common
    equivalent shares               12,987                               12,987

Earnings per share                   $0.86                                $0.94
                                  --------                             --------

NATIONAL DATA CORPORATION
PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
FOR THE THREE MONTHS ENDED AUGUST 31, 1994
(in thousands except per share data)



                                      NDC      Acquired
                                   Historical  Businesses  Pro Forma   Pro Forma
                                   @ 8-31-94    @ 8-31-94  Adjustments  Combined

Revenue                                $55,969    $7,095                $63,064

Operating Expenses:
   Cost of Service                      30,658     2,033        338 c    33,029
   Sales, general and administrative    20,371     4,330                 24,701
                                       -------    -------    -------    -------
                                        51,029     6,363        338      57,730

Operating Income                         4,940       732       (338)      5,334

Other Income (expense):
   Interest and other income               452         0                    452
   Interest and other expense             (584)        0       (273)d      (857)
                                       -------    -------    -------    -------
                                          (132)        0       (273)       (405)

Income before income taxes               4,808       732       (611)      4,929
Provision for income taxes               1,731       238        (73)      1,896
                                       -------    -------    -------    -------
                  Net Income            $3,077      $494      ($538)     $3,033

Number of common and common
   equivalent shares                    13,311                           13,311

Earnings per share                       $0.23                            $0.23
                                       -------                          -------


See Note 2 to pro forma condensed consolidated financial statements

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1.  Basis of presentation

Certain reclassifications have been made to National Data Corporation's historical condensed consolidated income statement for the period ended May 31, 1994 used in the pro forma presentation to conform to fiscal year 1995 presentation.

Note 2. Acquisition Dates

NDC historical income statement for the first quarter pro forma presentation includes all the activity of Yes Check, acquired on June 1, 1994 and one and one half months activity for Lytec, acquired on July 15, 1994.
Both of these acquisitions are reflected in the NDC historical balance sheet information for August 31, 1994.

Note 3. Narrative description of pro forma adjustments.

a) The reduction in notes payable of $750,000 and current maturities on long-term debt of $229,000, represent liabilities of Mercantile that were paid concurrent with the acquisition closing. The increase in mortgage and other long-term debt of $1,434,000 is the net effect of a three year note payable in the amount of $3,006,000 issued as part of the acqusition of Mercantile, less Mercantile long-term debt of $1,572,000 which was paid off at closing.

b) Long term receivables ($193,000) from employees were collected as part of the acquisition agreement with Zadall Systems Group, Inc.

c)      Calculation of intangibles and goodwill:

                                                               Mercantile
                                        Total (4)                  and
                                                                 Zadall
                                       Acquisitions               Only
                                      --------------            --------

    Total combined purchase price
                      Cash            $ 33,171,000            $ 24,021,000
                      Notes           $  3,006,000           $   3,006,000
                                      ---------------         ---------------
                                      $ 36,177,000            $ 27,027,000
    Less:  Net assets of acquired
           businesses                 $  3,096,000             $ 2,324,000
                                      ---------------         ---------------
    Excess of cost over tangible
      assets acquired                 $ 33,081,000            $ 24,703,000
                                      ===============         ===============
    Year 1 amortization expense       $  1,762,000             $ 1,235,000
                                      ===============         ===============



d) The reduction in cash and cash equivalents of $23,828,000 consists of the cash outlay to acquire Mercantile and Zadall of $24,021,000 less the $193,000 in employee recievables collected as part of the purchase agreement.

    The $672,000 and the $273,000 increase in Interest and Other Expense for the fiscal year ended May 31, 1994 and and three months ended August 31, 1994, respectively, represent the interest income that would have been forfeited had the cash equivalents been reduced by $23,828,000 at the beginning of the fiscal periods. The average interest earned on investments was approximately 3% in both periods.


e) Stockholders' equity adjustments represent the elimination of the book equity of the acquired companies.


f) Historical income statements of acquired companies have been adjusted to reflect differing fiscal years. Non-recurring items were excluded from the pro forma presentation.